                                                                   Exhibit 10.19

                           FIRST AMENDMENT TO LEASE
                           ------------------------

     THIS FIRST AMENDMENT TO LEASE ("Amendment") is made as of October 18, 1999, by and between 188 EMBARCADERO ASSOCIATES, L.P., a California limited partnership ("Landlord"), and MEDIAPLEX, a Delaware corporation ("Tenant").

                                    Recitals
                                    --------

     A. Landlord and Tenant entered into a Lease Agreement dated September 8, 1999 (the "Existing Lease") by which Landlord leased to Tenant and Tenant leased from Landlord Suite 600 (the "Existing Premises") containing approximately 10,557 square feet of rentable area on the 6th floor of the building known as Bayside Plaza located at 188 Embarcadero, San Francisco, California (the "Building").

     B. As of the date of this Amendment, the Commencement Date of the Lease has not been established.

     C. Landlord and Tenant desire to amend the Lease to (i) provide for Tenant to lease Suite 200 (the "Additional Space") containing approximately 11,094 square feet of rentable area on the 2nd floor of the Building; and (ii) make certain other changes in the Lease, all upon and subject to the terms and conditions set forth in this Amendment. The approximate configuration and location of the Additional Space is shown on Exhibit A.
                                             ---------

     NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements of the parties herein, Landlord and Tenant agree as follows:

1.   Capitalized Terms. Capitalized terms not otherwise defined in this
     -----------------
     Amendment shall have the meaning given them in the Existing Lease.

2.   Definition of Lease. The Existing Lease, as further amended by this
     -------------------
     Amendment, is herein called the "Lease."

3.   Leasing of Additional Space. Landlord leases to Tenant and Tenant leases
     ---------------------------
     from Landlord the Additional Space for a term commencing (the "Additional Space Commencement Date") fourteen (14) days after the date Landlord delivers possession of the Additional Space to Tenant, and unless sooner terminated, expiring on the Expiration Date (as extended herein); provided, however, in no event shall the Additional Space Commencement Date be earlier than December 1, 1999. When the Additional Space Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Additional Space Commencement Date and Expiration Date in writing.

4.   Expiration Date. The Term of the Lease is hereby extended to expire on the
     ---------------
     last day of the sixtieth (60th) full calendar month following the Additional Space Commencement Date (the new "Expiration Date").

5.   Existing Tenant. Tenant acknowledges and agrees that the Additional Space
     ---------------
     is leased and occupied by an existing tenant (the "Existing Tenant") in accordance with a lease which expires December 31, 2000. Landlord agrees to use good faith efforts to regain possession of the Additional Space from the Existing Tenant and to deliver possession of the Additional Space to Tenant within thirty (30) days following the date Landlord and Tenant fully execute this Amendment. If, despite Landlords good faith efforts, Landlord is unable to deliver possession of the Additional Space to Tenant within thirty (30) days following the date Landlord and Tenant fully execute this Amendment, Landlord or Tenant shall each have the right to terminate this Amendment by providing written notice of termination to the other and this Amendment shall be of no further force and effect upon the parties hereto. Such right of termination shall constitute Tenant's sole remedy for Landlord's failure to deliver possession of the Additional Space. Landlord shall not be liable for any claims, damages or liabilities if Landlord is unable to deliver possession of the Additional Space to within thirty (30) days following the date Landlord and Tenant fully execute this Amendment. In the event Landlord tenders possession of the Additional Space to Tenant, and Tenant accepts possession thereof, following thirty (30) days after the date Landlord and Tenant fully execute this Amendment, Tenant's right to terminate this Amendment shall become void.

6.   Premises following the Additional Space Commencement Date. Commencing on
     ---------------------------------------------------------
     the Additional Space Commencement Date and continuing through the Expiration Date, except as a provision herein applies only to the Additional Space, the Additional Space shall be included in the "Premises" for all purposes under the Lease (and the "Premises" shall consist of both the Existing Premises and the Additional Space, totaling approximately 21,651 square feet of rentable area).

7.   Base Rent for Additional Space. In addition to the Base Rent payable by
     ------------------------------
     Tenant to Landlord for the Existing Premises, commencing on the Additional Space Commencement Date and continuing until the Expiration Date, Tenant shall pay the following Base Rent for the Additional Space:


          Months following Additional
          ---------------------------
          Space Commencement Date:         Base Rent:
          ------------------------         ---- ----
               Months 01 -- 12:            $50.00 per rentable square foot per year
               Months 13 -- 24:            $51.00 per rentable square foot per year
               Months 25 -- 36:            $52.00 per rentable square foot per year
               Months 37 -- 48:            $53.00 per rentable square foot per year
               Months 49 -- 60:            $54.00 per rentable square foot per year

8.   Base Rent for Existing Premises. In accordance with the terms of this
     -------------------------------
     Amendment, the Term of the Lease has been extended for a short period of time. The Existing Lease does not provide for Base Rent for the Existing Premises during such short extension of the Term. Therefore, Tenant shall pay Base Rent for the Existing Premises in accordance with the provisions of the Existing Lease, except that beginning in the 49th full calendar month following the Commencement Date for the Existing Premises and continuing through the Expiration Date (as herein extended), Tenant shall pay Base Rent of $51.00 per rentable square foot per year for the Existing Premises.

9.   Condition of Additional Space. Tenant has inspected and examined the
     -----------------------------
     Additional Space and has elected to lease the Additional Space on a strictly "AS IS" and with all faults basis, except that Landlord shall within thirty (30) days following written notice from Tenant (a) repaint the Additional Space with a color selected by Tenant from Building standard paint, and (b) recarpet the Additional Space with a color selected by Tenant from Building standard carpet. Landlord shall have no obligation to perform any work to prepare the Additional Space for use or occupancy by Tenant other than such (a) repainting, and (b) recarpeting contained above; provided, however, if Tenant does not give Landlord written notice requesting that Landlord repaint and recarpet the Additional Space, then Landlord's obligation to repaint and recarpet the Additional Space shall end one (1) year following the Additional Space Commencement Date. Tenant shall be solely responsible for making any alterations or improvements to the Additional Space required or desired by Tenant, subject to and in accordance with the provisions of Article 6 - Alterations - of the Original Lease, which Alterations may be made by Tenant at any time after Landlord delivers possession of the Additional Space to Tenant, so long as the installation of Tenant's Alterations do not interfere with Landlord's painting and installation of carpet in the Additional Space.

10.  Tenant's Share. From and after the Additional Space Commencement Date,
     --------------
     Tenant's Share shall be 25.34%.

11.  Letter of Credit. Upon execution of this Amendment, Tenant shall deliver to
     ----------------
     Landlord either (a) an amendment to the existing L/C increasing the Face Amount by $100,000.00, or (b) a new L/C with a Face Amount of $100,000.00 (such amendment or new L/C being herein called the "Additional L/C"), subject to the provisions of Section 36 of the Existing Lease, as amended by this Paragraph 11. The Face Amount of the Additional L/C shall be reduced to (i) $50,000.00 if and when Tenant satisfies the market valuation provisions of Section 36 (b) of the Lease, and (ii) $25,000.00 if and when Tenant satisfies the market valuation provisions of Section 36 (c) of the Original Lease.

12.  Parking. Effective upon the Additional Space Commencement Date, the number
     -------
     of parking spaces provided by Landlord to Tenant under the provisions of
     Section 37 of the Original Lease is hereby increased from two (2) to four
     (4) parking spaces. Two (2) of such four (4) parking spaces shall be one
     (1) "tandem" parking space. Tenant shall pay Monthly Parking Rental for each such parking space (whether or not tandem) in accordance with the provisions of Section 37 of the Original Lease.

13.  Brokers Landlord shall pay the fee or commission of CB Richard Ellis (the
     -------
     "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Amendment neither Tenant nor anyone acting on Tenant's behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Amendment other than the Broker. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord, asserted by any other broker or finder for a fee or commission, based upon any dealings with or statements made by Tenant or its representatives.

14.  Ratification of Existing Lease. Except as expressly amended by this
     ------------------------------
     Amendment, the Existing Lease remains in full force and effect without modification. The Existing Lease and this Amendment are fully integrated and each reference to any provision of the Existing Lease shall be deemed to refer to such provision of the Existing Lease as it may be amended in this Amendment. The Existing Lease and this Amendment constitute the entire agreement between Landlord and Tenant regarding the subject matters contained herein, and supersedes all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. This Amendment shall become effective as a binding agreement only if and when Amendment executes this Amendment following execution by Tenant and delivers a fully executed copy to Tenant.

15.  Authority. Each of the persons executing this Amendment on behalf of Tenant
     ---------
     warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Amendment and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of date of this Amendment.


TENANT:                       LANDLORD:

MEDIAPLEX,                    188 EMBARCADERO ASSOCIATES, L.P.,
a Delaware corporation        a California limited partnership


By: /s/ Jon Edwards           By:  CORNERSTONE HOLDINGS, LLC,
    --------------------            a Delaware limited liability company,
Name: Jon Edwards                   Manager
      ------------------
Title: President              By: /s/ Steve Elliott
       -----------------          -------------------------
                              Name: Steve Elliott
                                    -----------------------
By: /s/ Gregory R. Raifman    Title: Authorized Signatory
    -----------------------          ----------------------
Name: Gregory R. Raifman
      ---------------------
Title: Chairman & CEO
       --------------------

                                   EXHIBIT A
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                            FIRST AMENDMENT TO LEASE
                          DATED AS OF OCTOBER 18, 1999
                                    BETWEEN
                 188 EMBARCADERO ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                       MEDIAPLEX, AS TENANT ("AMENDMENT")


                              THE ADDITIONAL SPACE
                              --------------------



                              [MAP APPEARS HERE]







                                                                INTIALS:

                                                                Landlord   /SE/
                                                                          ______
                                                                Tenant     /JE/
                                                                          ______

                               Exhibit A, Page 1

                               LEASE AGREEMENT


                                    between


                       188 EMBARCADERO ASSOCIATES, L.P.
                                 as "Landlord"


                                      and




                                   MEDIAPLEX
                                  as "Tenant"

                               TABLE OF CONTENTS

SECTION                                                                                    PAGE
-------                                                                                    -----
1.    PREMISES...........................................................................      4
2.    TERM;POSSESSION....................................................................      4
3.    RENT...............................................................................      4
4.    SECURITY DEPOSIT...................................................................      8
5.    USE AND COMPLIANCE WITH LAWS.......................................................      9
6.    TENANT IMPROVEMENTS & ALTERATIONS..................................................     11
7.    MAINTENANCE AND REPAIRS............................................................     13
8.    TENANT'S TAXES.....................................................................     14
9.    UTILITIES AND SERVICES.............................................................     14
10.   EXCULPATION AND INDEMNIFICATION....................................................     16
11.   INSURANCE..........................................................................     17
12.   DAMAGE OR DESTRUCTION..............................................................     19
13.   CONDEMNATION.......................................................................     20
14.   ASSIGNMENT AND SUBLETTING..........................................................     22
15.   DEFAULT AND REMEDIES...............................................................     25
16.   LATE CHARGE AND INTEREST...........................................................     27
17.   WAIVER.............................................................................     27
18.   ENTRY, INSPECTION AND CLOSURE......................................................     27
19.   SURRENDER AND HOLDING OVER.........................................................     28
20.   ENCUMBRANCES.......................................................................     29
21.   ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.....................................     30
22.   NOTICES............................................................................     30
23.   ATTORNEYS' FEES....................................................................     31
24.   QUIET POSSESSION...................................................................     31
25.   SECURITY MEASURES..................................................................     31
26.   FORCE MAJEURE......................................................................     32
27.   RULES AND REGULATIONS..............................................................     32
28.   LANDLORD'S LIABILITY...............................................................     32
29.   CONSENTS AND APPROVALS.............................................................     32
30.   WAIVER OF RIGHT TO JURY TRIAL......................................................     34
31.   BROKERS............................................................................     35
32.   RELOCATION OF PREMISES.............................................................     35
33.   ENTIRE AGREEMENT...................................................................     35
34.   MISCELLANEOUS......................................................................     35
35.   AUTHORITY..........................................................................     36


                                      INDEX OF DEFINED TERMS
Additional Rent.................   7                          Representatives.......................  10
Alterations.....................  12                          Security Deposit......................   8
Award...........................  21                          Service Failure.......................  15
Base Operating Costs............   5                          Taxes.................................   6
Base Taxes......................   5                          Tenant................................   4
Broker..........................  36                          Tenant Improvements...................  12
Building........................   4                          Tenant's Share........................   7
Building Rules..................  33                          Tenant's Taxes........................  14
Building Systems................   9                          Term..................................   4
Business Days...................  15                          Trade Fixtures........................  13
Business Hours..................  15                          Transfer..............................  22
Claims..........................  17                          Transferee............................  24
Commencement Date...............   4                          Visitors..............................  10
Condemnation....................  21
Condemnor.......................  21
Construction Rider..............  12
Controls........................  14
Date of Condemnation............  21
Encumbrance.....................  30
Environmental Losses............  10
Environmental Requirements......  10
Event of Default................  26
Expiration Date.................   4
Fees............................  32
Handled by Tenant...............  10
Handling by Tenant..............  10
Hazardous Materials.............  10
HVAC............................   9
Interest Rate...................  28
Landlord........................   4
Laws............................   5
Mortgagee.......................  30
Operating Costs.................   5
Parking Facility................   4
Permitted Hazardous Materials...  10
Permitted Transfer..............  25
Permitted Transferee............  25
Premises........................   4
Project.........................   4
Property........................   4
Property Manager................  18
Proposed Transferee.............  23
Rent............................   8
Rental Tax......................  14

                            BASIC LEASE INFORMATION


Lease Date:          For identification purposes only, the date of this Lease is
                     September 8, 1999

Landlord:            188 EMBARCADERO ASSOCIATES, L.P., a California limited
                     partnership

Tenant:              MEDIAPLEX, a Delaware corporation

Project:             Bayside Plaza

Building Address:    188 Embarcadero
                     San Francisco, California 94105

Rentable Area of
Building:            Approximately 85,431 square feet

Premises:            Floor:          Six
                     Suite Number:   600
                     Rentable Area:  Approximately 10,557 rentable square feet

Term: 60 full calendar months (plus any partial month at the beginning of the Term)

Commencement Date:   Earlier of(a) November 1, 1999, (b) the date upon which
                     Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the Premises

Expiration Date:     The last day of the 60th full calendar month in the Term


Base Rent:           Months 01 -- 12:  $47.00 per rentable square foot per year
                     Months 13 -- 24:  $48.00 per rentable square foot per year
                     Months 25 -- 36:  $49.00 per rentable square foot per year
                     Months 37 -- 48:  $50.00 per rentable square foot per year
                     Months 49 -- 60:  $51.00 per rentable square foot per year

Base Year:           The calendar year 2000

Tenant's Share:      12.36%

Security Deposit:    (a) Cash of $43,107.75, plus

                     (b) a Letter of Credit in the amount of $100,000.00, subject to, and in accordance with, the provisions of
                     Section 36 of this Lease.


Landlord's Address for Payment of Rent:   188 Embarcadero Associates, L.P.
                                          File 73100
                                          P.O. Box 60000
                                          San Francisco, CA 94160-3100

Business Hours:                           8:00 a.m. to 5:30 p.m. Monday through Friday (except Holidays)

Landlord's Address                        188 EMBARCADERO ASSOCIATES, L.P.
for Notices:                              120 Howard Street, Suite 600
                                          San Francisco, CA 94105
                                          Attention:  Property Management

                                          with a copy to:

                                          188 EMBARCADERO ASSOCIATES, L.P.
                                          2929 Campus Drive, Suite 450
                                          San Mateo, California 94403
                                          Attention:  General Counsel

Tenant's Address for Notices:             188 Embarcadero, Suite 600
                                          San Francisco, California 94105

Access Card Deposit:                      $15.00 per card

Broker(s):                                CB Richard Ellis, Inc.

Guarantor(s):                             (NONE)

Property Manager:                         Cornerstone Properties Limited Partnership
                                          dba Wilson Cornerstone Properties Limited Partnership

Additional Provisions:                    36.  Letter of Credit
                                          37.  Parking
                                          38.  Extension Option
                                          39.  Tenant's Signage

Exhibits:
--------
Exhibit A:      The Premises
Exhibit B:      Construction Rider
Exhibit C:      Building Rules
Exhibit D:      Additional Provisions
Exhibit E:      Approved Letter of Credit Form

     THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("Landlord"), and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the "Premises"), in the Building located at the address specified in the Basic Lease Information (the "Building"). The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area
                     ---------
of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Building, together with the parking facilities serving the Building (the "Parking Facility"), and the parcel(s) of land on which the Building and the Parking Facility are situated (collectively, the "Property"), is part of the Project identified in the Basic Lease Information (the "Project").

2. TERM; POSSESSION. The term of this Lease (the "Term") shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "Expiration Date"). The "Commencement Date" shall be the earlier of (a) November 1, 1999, or
(b) the date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the Premises.

Tenant understands and agrees that the Premises are currently leased by another tenant (the "Existing Tenant") in accordance with a lease which expires January 31, 2003. Landlord agrees to use its good faith efforts to negotiate a termination of lease with the Existing Tenant and deliver possession of the Premises to Tenant on or before November 1, 1999. If, despite Landlord's good faith efforts, Landlord is unable to deliver possession of the Premises to Tenant on or before November 2, 1999, Landlord or Tenant shall each have the right to terminate this Lease by providing written notice of termination to the other and this Lease shall be of no further force and effect upon the parties hereto. Such right of termination shall constitute Tenant's sole remedy for Landlord's failure to deliver possession of the Premises. Landlord shall not be liable for any claims, damages or liabilities if Landlord is unable to deliver possession of the Premises to Tenant by November 2, 1999. In the event Landlord tenders possession of the Premises to Tenant, and Tenant accepts possession thereof, after November 2, 1999, Tenant's right to terminate this Lease shall become void.

3. RENT.

     3.1 Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in
         ---------
the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant's execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

     If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date (which won't necessarily be the first day of a calendar month).

     3.2  Additional Rent: Increases in Operating Costs and Taxes.
          -------------------------------------------------------

          (a)  Definitions.
               -----------

               (1) "Base Operating Costs" means Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information (excluding therefrom, however, any Operating Costs of a nature that would not ordinarily be incurred on an annual, recurring basis).

               (2) "Base Taxes" means Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

               (3) "Operating Costs" means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance (not to exceed Fifty Thousand and 00/100 Dollars [$50,000.00] in payments in any calendar year for deductible amounts under Landlord's "all risk" or "special form" insurance policy insuring against fire or other damage to the Building) and with expenditures for deductible amounts paid in connection with losses caused by earthquake amortized over ten (10) years; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively "Laws") either (i) not in effect as of the Commencement Date or (ii) as any Laws in effect as of the Commencement Date may be amended, changed, added to, interpreted or re-interpreted by applicable governmental authority or court decision, or administrative ruling subsequent to the Commencement Date; (G) amortization of capital improvements required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building's share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project and any fitness center or conference center in the Project); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.

Operating Costs shall not include (i) capital improvements or capital expenditures (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest and principal payments on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants' shares of increases in Operating Costs and Taxes; (vi) leasing commissions, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (viii) costs incurred by Landlord related to the testing for, removal, transportation or storage of Hazardous Materials to the extent not caused by Tenant's use of the Premises or Building; (ix) the amount paid to subsidiaries or affiliates of Landlord for cost of services, supplies or materials for the Premises to the extent the costs of such services, supplies or materials exceed the competitive costs of such services, supplies or materials if they were not provided by a subsidiary or affiliate of Landlord; and (x) costs, fines or penalties incurred due to Landlord's violation of any Law.

          (4) "Taxes" means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. To the extent paid by Tenant or other tenants as "Tenant's Taxes" (as defined in Section 8 - Tenant's Taxes), "Tenant's Taxes" shall be excluded from Taxes.

          (5) "Tenant's Share" means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Share shall be adjusted accordingly.

     (b)  Additional Rent.
          ---------------

          (1) Tenant shall pay Landlord as "Additional Rent" for each calendar year or portion thereof during the Term Tenant's Share of the sum of(x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

          (2) Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord's estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

          (3) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant raises any objections to Landlord's statement within one hundred fifty
(150) days after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

          (4) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within ten (10) Business Days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) Business Days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

If for any reason Base Taxes or Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term. Notwithstanding anything to the contrary in this Lease, if there is at any time a decrease in Taxes below the amount of the Taxes for the Base Year, then for purposes of calculating Additional Rent for the year in which such decrease occurs and all subsequent periods, Base Taxes shall be reduced to equal the Taxes for the year in which the decrease occurs.

     3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under
         ---------------
this Lease, including late charges and interest (collectively, "Rent"), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) Business Days after written notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information and the letter of credit identified in Section 36 below as the Security Deposit (collectively, the "Security Deposit", which term shall include amounts drawn on the letter of credit), as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any breach or default by Tenant under this Lease, to fulfill any of Tenant's obligations under the Lease, or to compensate Landlord for any damage it incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event, Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit to the full amount of the cash specified in the Basic Lease Information and the applicable Face Amount (defined in Section 36 below) of the letter of credit. If at the expiration or termination of this Lease, Tenant is not in default, has otherwise fully performed all of Tenant's obligations under this Lease, and there are no outstanding Claims (defined in Section 10.1 below, and including all existing and potential Claims) for which Tenant is responsible, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above within fifteen (15) Business Days following the expiration or termination of this Lease. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant. Tenant acknowledges that Landlord has agreed to accept a letter of credit in lieu of an additional cash deposit as an accommodation to Tenant and Tenant agrees that the letter of credit and all amounts drawn thereunder shall be treated for all purposes under this Lease as if a cash deposit had been tendered to Landlord upon the execution of this Lease.

5. USE AND COMPLIANCE WITH LAWS.

     5.1  Use. The Premises shall be used and occupied for general business
          ---
office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section 27
- Rules and Regulations), except that repairs or alterations required to comply with Laws generally applicable to the condition of the Premises for use as office space, and not required or caused by Tenant's particular use or activities or by any Alterations made or proposed by Tenant, shall be made by Landlord (and the cost thereof shall be included in or excluded from Operating Costs as provided in Section 3.2(a)(3) above). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("Building Systems"), or jeopardize the structural integrity of the Building or any part thereof (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

     5.2  Hazardous Materials.
          -------------------

          (a)  Definitions.
               -----------

               (1) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
(S)9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C.
        -- ---
(S)6901 et seq., or (B) that is toxic, explosive, corrosive, flammable,
        ------
radioactive, carcinogenic, dangerous or otherwise hazardous,

          (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8. TENANT'S TAXES. "Tenant's Taxes" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("Rental Tax"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9. UTILITIES AND SERVICES.

     9.1  Description of Services. Landlord shall furnish to the Premises:
          -----------------------
reasonable amounts of heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information ("Business Hours") on weekdays except public holidays ("Business Days"); reasonable amounts of electricity; and janitorial services five days a week (except public holidays). Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense.

     9.2  Payment for Additional Utilities and Services.
          ---------------------------------------------

          (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord; provided, however, the rate shall be proportionately reduced to the extent other tenants in the Building use the HVAC service during the same hours as used by Tenant.

          (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

          (c) If Tenant's usage of electricity, water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

     9.3  Interruption of Services. In the event of an interruption in, or
          ------------------------
failure or inability to provide any of the services or utilities described in
Section 9.1 - "Description of Services" (a "Service Failure"), such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease.

          (a) If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if Landlord fails to commence reasonable efforts to remedy the Service Failure within ten (10) Business Days following the occurrence of the Service Failure, and such failure has persisted and continuously prevented Tenant from using a material portion of the Premises during that period, the abatement of rent shall commence on the eleventh Business Day following the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure in all events is not remedied within thirty (30) days following the occurrence of the Service Failure and Tenant in fact does not use such portion of the Premises for an uninterrupted period of thirty (30) days or more by reason of such Service Failure, the abatement of rent shall commence no later than the thirty-first day following the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises.

          (b) If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord's maintenance and repair obligations under Section 7 - "Maintenance and Repair" or Section 12.1 - "Landlord's Duty to Repair," as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

          (c) Notwithstanding Tenant's entitlement to rent abatement under the preceding provisions, Tenant shall continue to pay Tenant's then current rent until such time as Landlord and Tenant agree on the amount of the rent abatement. If Landlord and Tenant are unable to agree on the amount of such abatement within ten (10) Business Days of the date they commence negotiations regarding the abatement, then either party may submit the matter to binding arbitration pursuant to Sections 1280 et seq. of the
                                                        -- ---
California

Code of Civil Procedure.

          (d) In addition to the foregoing provisions, if there is a Service Failure not caused by Tenant or its Representatives and such Service Failure prevents Tenant from conducting its business in the Premises in the manner in which Tenant intends to conduct such business, and (i) Landlord fails to commence reasonable efforts to remedy the Service Failure within ninety (90) days following the occurrence of the Service Failure, or (ii) the Service Failure in all events is not remedied within one (1) year following its occurrence and Tenant in fact does not conduct any business in the Premises for an uninterrupted period of one (1) year or more, Tenant shall have the right to terminate this Lease by written notice delivered to Landlord within ten (10) Business Days following the event described in clauses (i) or (ii) above giving rise to the right to terminate.

          (e) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute "reasonable efforts" by Landlord to remedy the Service Failure.

          (f) Tenant hereby waives the provisions of California Civil Code
Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

10.  EXCULPATION AND INDEMNIFICATION.

     10.1  Landlord's Indemnification of Tenant. Landlord shall indemnify,
           ------------------------------------
protect, defend and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including reasonable attorneys' fees and costs incurred in defending against the same ("Claims") asserted by any third party against Tenant for loss, injury or damage, to the extent such loss, injury or damage is caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

     10.2  Tenant's Indemnification of Landlord. Tenant shall indemnify,
           ------------------------------------
protect, defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or
(d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

     10.3  Damage to Tenant and Tenant's Property. Landlord shall not be liable
           --------------------------------------
to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property). Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto, including any loss, injury or damage caused by Landlord's negligence (active or passive) or willful misconduct. Notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord be liable to Tenant for any punitive or consequential damages or damages for loss of business by Tenant.

     10.4  Survival. The obligations of the parties under this Section 10 shall
           --------
survive the expiration or termination of this Lease.

11. INSURANCE.

     11.1  Tenant's Insurance.
           ------------------

           (a) Liability Insurance. Tenant shall maintain in full force
               -------------------
throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors; and (vi) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage;
(iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, the Property Manager identified in the Basic Lease Information (the "Property Manager"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 01 96 promulgated by the Insurance Services Office.

          (b) Property Insurance. Tenant shall at all times maintain in effect
              ------------------
with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least 90% of the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

          (c) Requirements For All Policies. Each policy of insurance required
              -----------------------------
under this Section 11.1 shall: (1) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

          (d) Updating Coverage. Tenant shall increase the amounts of insurance
              -----------------
as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate and such higher amount is standard for other first class office buildings in San Francisco. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

          (e) Certificates of Insurance. Prior to occupancy of the Premises by
              -------------------------
Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord's request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

     11.2  Landlord's Insurance. During the Term, to the extent such coverages
           --------------------
are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

     11.3  Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord
           ----------------------------------------------------------
and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

    12.1  Landlord's Duty to Repair.
          -------------------------

          (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

          (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

    12.2  Landlord's Right to Terminate. Landlord may elect to terminate this
          -----------------------------
Lease following damage by fire or other casualty under the following circumstances:

          (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

          (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

          (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent

(25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

          (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

     12.3  Tenant's Right to Terminate. If all or a substantial part of the
           ---------------------------
Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than one (1) year, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to
Section 12.2 - Landlord's Right to Terminate.

     12.4  Waiver. Landlord and Tenant each hereby waive the provisions of
           ------
California Civil Code Sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate.

13. CONDEMNATION.

    13.1  Definitions.
          -----------

          (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

          (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

     13.2  Effect on Lease.
           ---------------

           (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

           (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

           (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

     13.3  Restoration. If this Lease is not terminated as provided in Section
           -----------
13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

     13.4  Abatement and Reduction of Rent. If any portion of the Premises is
           -------------------------------
taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

     13.5  Awards. Any Award made shall be paid to Landlord, and Tenant hereby
           ------
assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

     13.6  Waiver. Landlord and Tenant each hereby waive the provisions of
           ------
California Code of Civil Procedure Section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

    14.1  Landlord's Consent Required. Tenant shall not assign this Lease or
          ---------------------------
any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "Transfer"), without the prior written consent of Landlord, which consent (subject to the other provisions of this Section 14) shall not be unreasonably withheld. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease.

    14.2  Reasonable Consent.
          ------------------

          (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Proposed Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the Proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within ten (10) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section
14.7 - Landlord's Right to Space.

          (b) Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, unless, in the case of an existing tenant, Landlord does not have space available for lease containing the same or more square feet as is contained in the Premises to accommodate the existing tenant's expansion or renewal in the Project, as identified in writing by such existing tenant, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) Landlord or Landlord's agent has shown space in the Building to the Proposed Transferee or submitted a written proposal in response to any inquiries from the Proposed Transferee or the Proposed Transferee's agent concerning availability of space in the Building, at any time within the preceding four months, or (vi) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

     14.3  Excess Consideration. If Landlord consents to the Transfer, Landlord
           --------------------
shall be entitled to receive as Additional Rent hereunder, fifty percent (50%) of all "Sublease Profits" (as defined below). "Sublease Profits" shall mean any consideration paid by the Transferee for the assignment or sublease and, in the case of a sublease, the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, less any and all direct, out-of-pocket expenses and cash concessions, including costs for necessary Alterations and brokerage commission, paid by Tenant to procure the assignee or subtenant. Tenant shall pay to Landlord as additional rent, within ten (10) days after receipt by Tenant, any such excess consideration paid by any transferee (the "Transferee") for the Transfer provided any capital expenditures and brokerage commissions in connection with any sublease shall be amortized over the term of the sublease.

     14.4  No Release Of Tenant. No consent by Landlord to any Transfer shall
           --------------------
relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

     14.5  Expenses and Attorneys' Fees. Tenant shall pay to Landlord on demand
           ----------------------------
all reasonable costs and expenses (including reasonable attorneys' fees not to exceed $1,500 per request for Landlord's consent to a proposed Transfer) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

     14.6  Effectiveness of Transfer. Prior to the date on which any permitted
           -------------------------
Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

     14.7  Landlord's Right to Space. Notwithstanding any of the above
           -------------------------
provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the earlier of sixty (60) days after the date of Landlord's notice to Tenant making the election set forth in this Section 14.7 or the date the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

     14.8  Assignment of Sublease Rents. Tenant hereby absolutely and
           ----------------------------
irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

     14.9  Permitted Transfers. Notwithstanding any provision contained in the
           -------------------
Section 14 to the contrary, Tenant shall have the right, without the consent of Landlord, upon ten (10) days prior written notice to Landlord, to engage in any of the following transactions (each a "Permitted Transfer") and to Transfer the Lease to any of the following entities (each, a "Permitted Transferee"): (i) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy-reorganization, (ii) a purchaser of at least ninety percent (90%) of Tenant's assets as an ongoing concern, or (iii) an "Affiliate" of Tenant. The provisions of Sections 14.2, 14.3 and 14.7 shall not apply with respect to a Permitted Transfer, but any transfer pursuant to the provisions of this Section
14.9 shall be subject to all other terms and conditions of this Lease, including the provisions of this Section 14.9. Tenant shall remain liable under this Lease after any such transfer. For the purposes of this Article 14, the term "Affiliate" of Tenant shall mean and refer to any entity controlling, controlled by or under common control with Tenant or Tenant's parent, as the case may be. "Control" as used herein shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled entity; and the ownership, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty percent (50%) of the voting interest in any entity. Notwithstanding Tenant's right to make a Permitted Transfer pursuant to the provisions of this Section 14.9, Tenant may not, through use of its rights under this Article 14 in two or more transactions (whether separate transactions or steps or phases of a single transaction), at one time or over time, whether by first assigning this Lease to a subsidiary and then merging the subsidiary into another entity or selling the stock of the subsidiary or by other means, assign or sublease the Premises, or transfer control of Tenant, within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

    15.2  Remedies. Upon the occurrence of an Event of Default, Landlord shall
          --------
have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

          (a) Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of Tenant's right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including the worth at the time of award of the amount by which the rent which would be payable by Tenant hereunder for the remainder of the Term after the date of the award of damages, including Additional Rent as reasonably estimated by Landlord, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%).

          (b) Landlord shall have the remedy described in California Civil Code
Section 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

          (c) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

          (d) Landlord may remove all Tenant's property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant's property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant's outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

16.  LATE CHARGE AND INTEREST.

     16.1  Late Charge. If any payment of rent is not received by Landlord when
           -----------
due, Tenant shall pay to Landlord on demand as a late charge ("Late Charge") an additional amount equal to four percent (4%) of the overdue payment. Notwithstanding the foregoing, Tenant shall not be obligated to pay a Late Charge on the first payment of rent not received by Landlord when due in any consecutive twelve (12) month period unless Tenant does not pay such rent within five (5) days after written notice from Landlord (the "Past Due Notice") that such payment of rent is past due. Tenant shall pay the Late Charge to Landlord on demand commencing with the second (2nd) past due payment in any twelve (12) month period, and continuing with each past due payment thereafter in such twelve (12) month period. A Late Charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a Late Charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

     16.2  Interest. In addition to the late charges referred to above, which
           --------
are intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease,
(f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.  SURRENDER AND HOLDING OVER.

     19.1  Surrender. Upon the expiration or termination of this Lease, Tenant
           ---------
shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant's personal property and any Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all reasonable costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within thirty (30) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

     19.2  Holding Over. If Tenant (directly or through any Transferee or other
           ------------
successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at the sufferance of Landlord. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate Tenant's holdover tenancy at any time upon seven (7) days written notice. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be one hundred seventy-five percent (175%) of the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting directly or indirectly from Tenant's failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.  ENCUMBRANCES.

     20.1  Subordination. This Lease is expressly made subject and subordinate
           -------------
to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein which is now existing or hereafter executed or recorded ("Encumbrance"); provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance (including, without limitation, any judicial foreclosure or foreclosure by a power of sale in a deed of trust), Tenant shall, at the request of the new owner, immediately attorn to, and become the tenant of, the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease and, at such new owner's request, shall execute a new lease confirming the lease terms of this Lease. In furtherance of the foregoing, any such successor to the Landlord shall not be liable for any offsets, defenses, claims, counterclaims, liabilities or obligations of the "landlord" under the Lease accruing prior to the date that such new owner exercises its rights pursuant to the preceding sentence. Landlord agrees to use reasonable good faith efforts to obtain within 60 days after execution of this Lease, a Subordination, Attornment and Non-Disturbance Agreement (the "SNDA") from the holder of any Encumbrance existing at the date of this Lease pursuant to the provisions contained above; provided, Landlord's failure to obtain an SNDA shall not affect the validity of this Lease. Tenant shall be responsible for all costs and fees charged by any holder of an Encumbrance to prepare or negotiate an SNDA.

     20.2  Mortgagee Protection. Tenant agrees to give any holder of any
           --------------------
Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

     21.1  Estoppel Certificates. Within ten (10) Business Days after written
           ---------------------
request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). If Tenant fails timely to execute and deliver such certificate as provided above, then Landlord and the addressee of such certificate shall be entitled to rely upon the information contained in the certificate submitted to Tenant as true, correct and complete, and Tenant shall be estopped from later denying, contradicting or taking any position inconsistent with the information contained in such certificate. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten
(10) days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

     21.2  Financial Statements. Within twenty (20) days after written request
           --------------------
therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the

Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, "Fees"). The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an "actual pecuniary loss" within the meaning of Bankruptcy Code Section 365(b)(l)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be "obligations of the debtor" as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant, in the amount specified in the Basic Lease Information. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to
                                                                   ---------
the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "Building Rules"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.  CONSENTS AND APPROVALS.

     29.1  Determination in Good Faith. Wherever the consent, approval, judgment
           ---------------------------
or determination of Landlord is required or permitted under this Lease, Landlord may exercise its good faith business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease (except in the case where Tenant requests Landlord's consent to a proposed Transfer), Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure. If Tenant requests Landlord's consent to a Transfer, Landlord withholds consent, and Tenant believes that Landlord unreasonably withheld consent to a Transfer is in violation of the provisions of Section 14 of this Lease, Tenant shall be entitled to invoke the arbitration provisions of the subsection 29.2 below to determine whether Landlord unreasonably withheld consent to a Transfer, but Tenant shall not be entitled to monetary damages; provided, however, if (a) if the arbitration results in a determination that Landlord unreasonably withheld consent to a Transfer in violation of the provisions of Section 14 of this Lease, and (b) the Proposed Transferee refuses to enter into the proposed Transfer, then within thirty (30) days after the ruling by the arbitrators, Tenant shall have the right to terminate this Lease upon ten (10) days prior written notice to Landlord.

        29.2.  Dispute Subject to Arbitration. If Tenant claims that Landlord
               ------------------------------
unreasonably withheld consent to a Transfer in violation of the provisions of
Section 14 of this Lease, and Tenant's claim is not resolved by the parties within ten (10) days after Tenant gives written notice ("Arbitration Notice") to Landlord of its desire to arbitrate such dispute, the dispute shall be resolved solely by arbitration in accordance with the provisions of this Section 29.2. Any such arbitration shall be limited exclusively to whether Landlord unreasonably withheld consent to a Transfer. Nothing in this Section 29.2, however, shall be construed to require Landlord to submit any other dispute to arbitration or otherwise limit Landlord's substantive or procedural remedies against Tenant. In no event shall any provision of this Section 29.2 in any way limit or delay exercise of Landlord's rights to pursue an action in unlawful detainer upon the occurrence of an Event of Default (as defined in Section 15.1
- "Events of Default").

        (a)    Arbitration. Any dispute between the parties that is to be
               -----------
resolved by arbitration as provided in Subsection 29.2 shall be settled and decided by arbitration conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, except as provided below. Any such arbitration shall be held and conducted in San Francisco, California before a single arbitrator (or three (3) arbitrators) who shall be appointed by the American Arbitration Association; or if the American Arbitration Association does not appoint an arbitrator within fifteen (15) days after its receipt of notice of arbitration, then selected by Landlord and Tenant, as provided in this Section
29.2. Landlord and Tenant shall endeavor in good faith to agree upon a single arbitrator. If Landlord and Tenant have not agreed upon a single arbitrator within ten (10) days after the expiration of time for the American Arbitration Association to select an arbitrator, then each party shall select one arbitrator and give the other party written notice of such selection within twenty (20) days after the Arbitration Notice is given. Within ten (10) days of their selection, the two (2) arbitrators so selected shall mutually agree on the selection of a third (3rd) arbitrator. If either party fails timely to give written notice of its selection, the arbitrator timely selected and designated in writing by the other party shall be the sole arbitrator.

   The provisions of the Commercial Arbitration Rules of the American Arbitration Association shall apply and govern such arbitration, subject, however, to the following:

             (a) Any demand for arbitration shall be made by giving an Arbitration Notice and shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date that institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable statute of limitations.

             (b) Each arbitrator appointed shall be a former or retired judge or attorney with at least seven (7) years' experience in real property and commercial matters, or a nonattorney with like experience in the area of dispute.

31. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives.

32. RELOCATION OF PREMISES. [Intentionally Deleted].

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.


TENANT:                            LANDLORD:


MEDIAPLEX,                         188 EMBARCADERO ASSOCIATES, L.P.
a Delaware corporation             a California limited partnership

By: /s/ Jon Edwards                By: CORNERSTONE HOLDINGS, LLC,
    -------------------------           a Delaware limited liability company,
Name: Jon Edwards                       Manager
      -----------------------
Title: President
       ----------------------           By: /s/ Steve Elliot
                                            -------------------------
By:    /s/ Gregory R. Raifman          Name:  Steve Elliot
       ----------------------                 -----------------------
Name:  Gregory R. Raifman              Title:  Authorized Signatory
       ----------------------                  ----------------------
Title: Chairman and CEO
       ----------------------
(For corporate entities, signature by TWO corporate officers is required: one by
(x) the chairman of the board, the president, or any vice president; and the other by (y) the secretary, any assistant secretary, the chief financial officer, or any assistant treasurer.)

                                   EXHIBIT A
                                   ---------

                        ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF SEPTEMBER 8, 1999
                                    BETWEEN
                188 EMBARCADERO ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                        MEDIAPLEX, AS TENANT ("LEASE")


                                 THE PREMISES
                                 ------------


                              [MAP APPEARS HERE]

                                                                INITIALS:
                                                                            /SE/
                                                                Landlord -------
                                                                Tenant      /JE/
                                                                         -------


                               Exhibit A, Page 1

                                   EXHIBIT B
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF SEPTEMBER 8, 1999
                                    BETWEEN
                 188 EMBARCADERO ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                         MEDIAPLEX, AS TENANT ("LEASE")


                               CONSTRUCTION RIDER
                               ------------------



     1.  No Work to be Performed by Landlord. Tenant has inspected and examined
         -----------------------------------
the Premises and has elected to lease the Premises as provided in the Lease on a strictly "AS IS" basis. Landlord shall have no obligation to perform any work to prepare the Premises for use or occupancy by Tenant. Tenant shall be solely responsible for making any alterations or improvements to the Premises required or desired by Tenant, subject to and in accordance with the provisions of
Article 6 - Alterations - of the Lease.

     2.  Access to Premises. If and when Landlord obtains possession of the
         ------------------
Premises from the Existing Tenant pursuant to the provisions of Section 2 of the Lease, Landlord may allow Tenant and Tenant's Representatives to enter the Premises prior to the Commencement Date to permit Tenant to make the Premises ready for Tenant's use and occupancy; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in Section 11.1 -- Tenant's Insurance of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four (24) hours' notice. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or Tenant's Representatives.

     3.  Ownership of Tenant Improvements. All Tenant Improvements, whether
         --------------------------------
installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises, without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

                                                                INITIALS:

                                                                Landlord    /SE/
                                                                          ______
                                                                Tenant      /JE/
                                                                          ______

                               Exhibit B, Page 1

                                   EXHIBIT C
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF SEPTEMBER 8, 1999
                                    BETWEEN
                 188 EMBARCADERO ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                         MEDIAPLEX, AS TENANT ("LEASE")


                                 BUILDING RULES
                                 --------------

     The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

     1.  Use of Common Areas. Tenant will not obstruct the sidewalks, halls,
         -------------------
passages, exits, entrances, elevators or stairways of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

     2.  No Access to Roof. Tenant has no right of access to the roof of the
         -----------------
Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

     3.  Signage. No sign, placard, picture, name, advertisement or notice
         -------
visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

     4.  Prohibited Uses. The Premises will not be used for manufacturing, for
         ---------------
the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant

                               Exhibit C, Page 1
may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Notwithstanding the foregoing, Tenant may use a UL approved microwave oven in the Premises to warm foods and beverages for consumption by Tenant's employees and clients, provided that any such use is strictly non-commercial, is in accordance with all applicable Laws, and does not generate any annoying noise, odors or sanitation problems.

     5.  Janitorial Services. Tenant will not employ any person for the purpose
         -------------------
of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

     6.  Keys and Locks. Landlord will furnish Tenant, free of charge, two keys
         --------------
to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

     7.  Freight. Upon not less than twenty-four hours prior notice to Landlord,
         -------
which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

     8.  Nuisances and Dangerous Substances. Tenant will not conduct itself or
         ----------------------------------
permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof

                               Exhibit C, Page 2
reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

     9.  Building Name and Address. Without Landlord's prior written consent,
         -------------------------
Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

     10.  Building Directory. A directory for the Building will be provided for
          ------------------
the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

     11.  Window Coverings. No curtains, draperies, blinds, shutters, shades,
          ----------------
awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

     12.  Floor Coverings. Tenant will not lay or otherwise affix linoleum,
          ---------------
tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

     13.  Wiring and Cabling Installations. Landlord will direct Tenant's
          --------------------------------
electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

     14.  Office Closing Procedures. Tenant will see that the doors of the
          -------------------------
Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

     15.  Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls
          -------------------
and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable

                               Exhibit C, Page 3
for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

     16.  Use of Hand Trucks. Tenant will not use or permit to be used in the
          ------------------
Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

     17.  Refuse. Tenant shall store all Tenant's trash and garbage within the
          ------
Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

     18.  Soliciting. Canvassing, peddling, soliciting and distribution of
          ----------
handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

     19.  Parking. Tenant will use, and cause Tenant's Representatives and
          -------
Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of noncompliance with such parking regulations.

     20.  Fire, Security and Safety Regulations. Tenant will comply with all
          -------------------------------------
safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

     21.  Responsibility for Theft. Tenant assumes any and all responsibility
          ------------------------
for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     22.  Sales and Auctions. Tenant will not conduct or permit to be conducted
          ------------------
any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

                               Exhibit C, Page 4

     23.  Waiver of Rules. Landlord may waive any one or more of these Building
          ---------------
Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

     24.  Effect on Lease. These Building Rules are in addition to, and shall
          ---------------
not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

     25.  Non-Discriminatory Enforcement. Subject to the provisions of the Lease
          ------------------------------
(and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

     26.  Additional and Amended Rules. Landlord reserves the right to rescind
          ----------------------------
or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                                                INITIALS:

                                                                 Landlord  /SE/
                                                                           ____
                                                                 Tenant    /JE/
                                                                           ----

                               Exhibit C, Page 5

                                   EXHIBIT D
                                   ---------

                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF SEPTEMBER 8, 1999
                                    BETWEEN
                 188 EMBARCADERO ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                         MEDIAPLEX, AS TENANT ("LEASE")


                          ADDITIONAL PROVISIONS RIDER
                          ---------------------------


36.  LETTER OF CREDIT.

     (a) Upon execution of this Lease, Tenant shall deliver to Landlord an unconditional, irrevocable, transferable and negotiable standby letter of credit (the "L/C") in an amount equal to $100,000.00 ("Face Amount"), issued by a bank or trust company ("Issuer") and in form and content acceptable to Landlord, in its sole and absolute discretion, as additional security for the performance of Tenant's obligations under this Lease. An L/C in the form attached hereto as Exhibit E is hereby approved by Landlord. The L/C shall name Landlord as
---------
beneficiary thereunder and provide that draws, including partial draws, at Landlord's election, will be honored upon the delivery to the Issuer of a certificate signed by Landlord, or its authorized agent, that Tenant has failed to perform its obligations under the Lease. The L/C shall also provide that it will be automatically extended upon each renewal date unless the Issuer thereof delivers to Landlord, no later than forty-five (45) days prior to the stated expiration date of the L/C, written notice of Issuer's intent not to extend or renew the L/C. During any period that Tenant is required to maintain the L/C, Tenant shall, at least thirty (30) days prior to any expiration or termination of the L/C, provide Landlord either with written confirmation that the existing L/C will be automatically extended and renewed or with a new L/C that satisfies all of the requirements for the L/C in this Section 36. In addition, upon a proposed sale or other transfer of any interest in the Building, the Land, this Lease or Landlord (including consolidations, mergers, or other entity changes), Tenant, at its sole cost and expense and upon ten (10) Business Days' notice, shall, concurrent with Landlord's delivery to Tenant of the then outstanding L/C, deliver to any such transferees, successors, or assigns a replacement L/C on identical terms (except for the stated beneficiary) from the same Issuer or another bank or trust company acceptable to Landlord, in Landlord's sole discretion, naming the new landlord as the beneficiary thereof Tenant's failure to perform or observe any of the covenants set forth in this Section 36 for any reason shall entitle Landlord to draw on the full amount of the L/C and shall constitute an Event of Default under this Lease without the requirement of any notice from Landlord. Any amount(s) drawn under the L/C shall be held or used by Landlord in accordance with the terms of Section 4 of the Lease.

     (b) If there has been no Event of Default under the Lease during the eighteen (18) months preceding such request, and if Tenant has an initial public offering of the Tenant's stock which results in a market valuation of all issued and outstanding publicly traded common stock of

                                Exhibit D, Page l

Tenant that exceeds One Hundred Million Dollars ($100,000,000.00) (as averaged over any five [5] consecutive days of public trading of Tenant's common stock following the initial public offering), then the Face Amount of the L/C shall be reduced to $50,000.00.

     (c) If, following any initial public offering of Tenant's stock on any public stock exchange there has been no Event of Default under the Lease during the eighteen (18) months preceding such request by Tenant, the market valuation of all issued and outstanding publicly traded common stock of Tenant exceeds One Hundred Million Dollars ($100,000,000.00) for each trading day during any consecutive twelve (12) consecutive month period, then the Face Amount of the L/C shall be reduced to $25,000.00.

37.  PARKING.

     (a) Tenant's Parking Rights. Landlord shall provide Tenant, at a designated
         -----------------------
location, for use by Tenant, at the users' sole risk, two (2) parking spaces in the Parking Facility. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors' parking.

     (b) Availability of Parking Spaces. Landlord shall take reasonable actions
         --------------- --------------
to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

     (c) Monthly Parking Rental. Tenant shall pay to Landlord, as monthly rent
         ----------------------
for the parking spaces leased by Tenant hereunder, a "Monthly Parking Rental" per space, which shall be the "Prevailing Parking Rental" for such parking spaces in effect from time to time. As of the date of this Lease the Prevailing Parking Rental is $370.00 per parking space. The Prevailing Parking Rental shall be determined by Landlord, based on the monthly rental charged by Landlord from time to time for spaces in the Parking Facility, the unassigned or reserved nature of such parking spaces, and the fair market rental charged for comparable parking facilities in comparable buildings in the vicinity of the Property. Tenant's Monthly Parking Rental shall be paid on the first day of each month during the Term of this Lease; provided, however, that in the event Tenant fails to pay Tenant's Monthly Parking Rental when due, Landlord may assess a late charge of $40.00 on the delinquent amount, which late charge shall be in addition to the late charge and interest that may be charged pursuant to Section
16.1 - Late Charge and Interest in the Lease, and provided further that in the event Tenant fails to pay Tenant's Monthly Parking Rental within thirty (30) days of Landlord's notice of such delinquency, Landlord shall have the right by notice to Tenant permanently to terminate Tenant's rights to use parking spaces hereunder, whether or not Landlord declares a default under the Lease.

                               Exhibit D, Page 2

     (d) Assignment and Subletting. Notwithstanding any other provision of the
         -------------------------
Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except with Landlord's prior written consent, which may be granted or withheld by Landlord in its sole discretion. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

     (e) Condemnation, Damage or Destruction. In the event the Parking Facility
         -----------------------------------
is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, and the Monthly Parking Rental payable hereunder shall be reduced proportionately. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

38.  EXTENSION OPTION.

     Provided that MediaPlex has not assigned this Lease or sublet any or all of the Premises (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease and shall not be transferable or exercisable for the benefit of any Transferee), and provided Tenant is not in default under this Lease at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "Extension Option") to extend the Term for one (1) additional consecutive period of five (5) years ("Extension Period"), by giving written notice to Landlord of the exercise of such Extension Option at least nine (9) months, but not more than twelve (12) months, prior to the expiration of the initial Term. The exercise of the Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Upon such exercise, the term of the Lease shall automatically be extended for the Extension Period without the execution of any further instrument by the parties; provided that Landlord and Tenant shall, if requested by either party, execute and acknowledge an instrument confirming the exercise of the Extension Option. The Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises; and (iii) Base Rent for any such Extension Period shall be the then Fair Market Base Rental (as defined below) for the Premises for the space and term involved, which shall be determined as set forth below.

          (a) "Fair Market Base Rental" shall mean the "fair market" Base Rent at the time or times in question for the applicable space, based on the prevailing rentals then being charged to tenants in the Building and tenants in other office buildings in the general vicinity of

                               Exhibit D, Page 3
the Building of comparable size, location, quality and age as the Building for leases with terms equal to the Extension Period, taking into account the creditworthiness and financial strength of the tenant, the financial guaranties provided by the tenant (if any), and the desirability, location in the building, size and quality of the space, tenant finish allowance and/or tenant improvements, included services, operating expenses and tax and expense stops or other escalation clauses, for the space in the Building for which Fair Market Base Rental is being determined and for comparable space in the buildings which are being used for comparison. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

          (b) Landlord and Tenant shall endeavor to agree upon the Fair Market Base Rental. If they are unable to so agree within thirty (30) days after receipt by Landlord of Tenant's notice of exercise of the Extension Option, Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of office space in the general vicinity of the Property. Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord's or Tenant's determination as the Fair Market Base Rental, and such determination shall be binding on Landlord and Tenant. If Tenant's determination is selected as the Fair Market Base Rental, then Landlord shall bear all of the broker's cost and fees. If Landlord's determination is selected as the Fair Market Base Rental, then Tenant shall bear all of the broker's cost and fees.

          (c) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

          (d) In no event shall the Base Rent during any Extension Period be less than the Base Rent in effect immediately prior to such Extension Period.

          (e) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

39.  TENANT'S SIGNAGE

     Tenant may install, at Tenant's sole cost and expense, unlighted signage in the sixth (6th) floor lobby, subject to Landlord's prior written approval of the size, location, material, color, method of attachment to the Building, and all other aspects of Tenant's

                               Exhibit D, Page 4
sign, which approval shall not be unreasonably withheld so long as such signage is consistent with the nature and quality of the other existing signage in the Building. Throughout the Term of the Lease Tenant shall, at Tenant's sole cost and expense, maintain such signage in a first class condition. Throughout the Term of this Lease Tenant shall not make any change to such signage without Landlord's prior written consent.


                                                                 INITIALS

                                                                 Landlord  /SE/
                                                                           ----
                                                                 Tenant    /JE/
                                                                           ----

                               Exhibit D, Page 5

                                   EXHIBIT E
                                   ---------


                       ATTACHED TO AND FORMING A PART OF
                                LEASE AGREEMENT
                         DATED AS OF SEPTEMBER 8, 1999
                                    BETWEEN
                 188 EMBARCADERO ASSOCIATES, L.P., AS LANDLORD,
                                      AND
                         MEDIAPLEX, AS TENANT ("LEASE")



                         APPROVED LETTER OF CREDIT FORM


[Letterhead of Issuing Bank]
[must be a Bank whose location, credit and practices Landlord has approved]


RE: IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO.

TO: [Name of project owner] ("Landlord"), ______________________________________
___________________ [Landlord's address]

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of _____________________________ [name of tenant and type of entity (e.g. "ABC Corporation, a California corporation")] ("Tenant"), in the amount of

________________________________ Dollars (  $). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent, Cornerstone Properties Limited Partnership dba Wilson Cornerstone Properties Limited Partnership, that the amount drawn hereunder is being drawn pursuant to the terms of the _________________ [title of lease document (e.g. Office Lease, Lease Agreement, etc.)] dated as of________, between Tenant, as tenant, and Landlord, as landlord, for certain premises located at ________________

____________________________________ (the "Lease").


Any draft presented for payment must be presented on or before _________________ [term should be at least one year], the date this Letter of Credit expires. Partial drawings are permitted.

                               Exhibit E, Page 1

If you sell or otherwise transfer any interest in the "Building" (as defined in the Lease) [be sure to use the defined terms used in the Lease (e.g. if the building is called the "Property" in the Lease, then use that term here)], in the land upon which the same is located, in the Lease, or in Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at _________________________________ [it must be a location easily accessible to us (e.g. no country banks located in some tiny town in the Southeastern corner of Texas].

This Letter of Credit shall automatically be extended and renewed for successive one year periods at the end of the stated expiration date and each anniversary thereof unless we notify you in writing, no later than forty-five (45) days prior to the then applicable expiration date, that we will not extend and renew the Letter of Credit for another one year term.



Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

                                   [Name of Bank]



                                   ------------------------------------
                                   Authorized Signature




INITIALS:

Landlord  ^^??
          _____
Tenant    ^^??
          _____




                               Exhibit E, Page 2